   As filed with the Securities and Exchange Commission on November 6, 1998
                                                      Registration No. 333-03360
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              -------------------
                                Post-Effective

                              Amendment No. 2 TO

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              -------------------

                               KOO KOO ROO, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                            22-3132583
(State or other jurisdiction                            (I.R.S. Employer
 of incorporation or organization)                      Identification Number)


                         11075 Santa Monica Boulevard
                                   Suite 225
                        Los Angeles, California  90025
                                (310) 479-2080
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Ronald D. Garber, Esq.
                    General Counsel and Corporate Secretary
                               Koo Koo Roo, Inc.
                    11075 Santa Monica Boulevard, Suite 225
                        Los Angeles, California  90025
                                (310) 479-2080
(Name, address, including zip code, telephone number, including area code, of agent for service)

                              -------------------

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                           Anthony J. Richmond, ESQ.
                               Latham & Watkins
                       633 West Fifth Street, Suite 4000
                             Los Angeles, CA 90071
                                (213) 485-1234

                              -------------------

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

================================================================================
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                               KOO KOO ROO, INC.

                     DEREGISTRATION OF UNSOLD COMMON STOCK


          Koo Koo Roo, Inc., a Delaware corporation, currently has on file with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-03360), declared effective February 13, 1997 (the "Registration Statement"), registering certain shares of its common stock, par value $.01 per share (the "Common Stock"). The Company hereby deregisters the approximately 207,699 shares of Common Stock which remain unsold under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 4, 1998.

                              KOO KOO ROO, INC.


                              By /s/  Kevin S. Relyea
                                 ---------------------------------
                                 Kevin S. Relyea
                                 Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed below by the following persons on the dates and in the capacities indicated.

                Signature                            Title                        Date
                ---------                            -----                        ----
/s/ Kevin S. Relyea                          Chief Executive Officer          November 4, 1998
------------------------------------         and Director (Principal
 Kevin S. Relyea                             Executive Officer)

/s/ Robert T. Trebing, Jr.                   Vice President and Director      November 4, 1998
------------------------------------         (Principal Financial Officer
Robert T. Trebing, Jr.                       and Principal Accounting
                                             Officer)

                                      S-1